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                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                              REG. SEC.240.14a-101
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive proxy statement

[X] Definitive additional materials

[ ] Soliciting material pursuant to sec.240.14a-12
                    NUVEEN SELECT TAX-FREE INCOME PORTFOLIO
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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                                 * JULY 2002 *

                                IMPORTANT NOTICE
                    TO NUVEEN SELECT PORTFOLIO SHAREHOLDERS
To date, we have not received your vote on the proposals to be presented at the July 31, 2002 shareholder meeting. The following is a re-print of the brief overview of the issues which was previously sent to you. It should be read in conjunction with your Fund's proxy statement which was mailed to you earlier. If you would like another copy of the proxy statement, please call us at (800) 257-8787 weekdays from 8:00 a.m. to 6:00 p.m. Central Time.

Your vote is important to your Fund. We encourage all shareholders to participate in the governance of their Fund.

                          YOUR VOTE IS VERY IMPORTANT.

If you have not already done so, please fill out and return the enclosed proxy card in a timely fashion. Thank you for your support of the Nuveen family of Closed-End Exchange-Traded portfolios.

Q.  WHY AM I RECEIVING THIS PROXY STATEMENT?

A. Closed-end investment companies listed on the New York Stock Exchange such as your Fund are required to hold annual meetings to approve the election of Trustees. In addition, such companies are required to obtain shareholder approval for certain changes to their organizational documents and changes to their investment policies. Your Fund is seeking shareholder approval on the following items:

- An amendment to the Declaration of Trust.

- To elect seven (7) trustees to serve for each Fund until the next annual meeting.

Please refer to the proxy statement for a detailed explanation of the proposed items.

Q. HOW WILL THE PROPOSAL TO AMEND THE DECLARATION OF TRUST AFFECT ME AS A FUND SHAREHOLDER?

A. The investment manager for your Fund is seeking to maintain competitive dividend rates. If the amendments to the Declarations of Trust are approved, the Funds' investment manager will have greater ability to invest in higher yielding, longer-term investment grade municipal obligations. The amendments will accomplish this by eliminating the 2017 termination date for each Fund and permit it to operate indefinitely.
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Q.  HAVE SHAREHOLDERS PREVIOUSLY CONSIDERED THE PROPOSAL TO AMEND THE
DECLARATION OF TRUST?

A. Yes, shareholders considered this proposal at the last annual meeting. However, the proposal failed to receive enough votes to pass. While the vast majority of the shareholders that voted on the proposal voted in favor of the proposal, the solicitation period for the proposal was prematurely terminated as a result of a vote counting error. As a result, the proposal needs to be reconsidered this year.

Q.  HOW DO THE TRUSTEES OF MY FUND SUGGEST THAT I VOTE?

A. After careful consideration, the trustees of your Fund unanimously recommend that you vote "FOR" each of the items proposed.

Q.  WILL MY VOTE MAKE A DIFFERENCE?

A. Your vote is needed to ensure that the proposals can be acted upon. Additionally, your immediate response to these items will help save on the costs of any further solicitations for a shareholder vote. We encourage all shareholders to participate in the governance of their Fund.

Q.  WHO DO I CALL IF I HAVE QUESTIONS?

A. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Nuveen at (800) 257-8787 weekdays from 8:00 a.m. to 6:00 p.m. Central time or your financial advisor.

Q.  HOW DO I VOTE MY SHARES?

A. You can vote your shares by completing and signing the enclosed proxy card, and mailing it in the enclosed postage-paid envelope. In addition, you may vote by telephone by calling the toll-free number on the proxy card or by computer over the Internet (www.proxyvote.com) and using the control number on the proxy card.

Q.  WILL ANYONE CONTACT ME?

A. You may receive a call to verify that you received your proxy materials, to answer any questions you may have about the proposals and to encourage you to vote.